HarborView Mortgage Loan Pass-Through Certificates
Series 2006-13

Preliminary Marketing Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: October 30, 2006

HarborView Mortgage Loan Trust, Series 2006-13
Mortgage Pass-Through Certificates, Series 2006-13

$404,458,100 Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class	Principal Amount (Approx) (1)	WAL (Yrs) Call / Mat(2)	Pmt Window (Mths) Call / Mat(2)	Interest Rate Type	Tranche Type	Final Distribution Date	Expected Ratings S&P/Fitch
A	$387,443,000	2.13 / 2.15	1-126 / 1-473	Variable(3)	Senior Floater	December 2036	AAA/AAA
X (5)	Notional	Not Offered Herein		Variable(3)	Senior IO	December 2036	AAA/AAA
A-R	$100			Net WAC	Net WAC	December 2036	AAA/AAA
B-1	$9,020,000	4.45 / 4.51	1-126 / 1-473	Variable(4)	Subordinate Floater	December 2036	AA/AA
B-2	$4,510,000	4.45 / 4.51	1-126 / 1-473	Variable(4)	Subordinate Floater	December 2036	A/A
B-3	$3,485,000	4.45 / 4.51	1-126 / 1-473	Variable(4)	Subordinate Floater	December 2036	BBB/BBB
B-4	$2,460,000	Not Offered Herein		Net WAC	Subordinate Net WAC	December 2036	BB/NR
B-5	$1,845,000			Net WAC	Subordinate Net WAC	December 2036	B/NR
B-6	$1,229,640			Net WAC	Subordinate Net WAC	December 2036	NR/NR
Total	$409,992,640

(1)
Distributions on the Class A, Class A-R, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be derived primarily from a pool of adjustable rate mortgage loans (the “Mortgage Loans”).

Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 20%.

(2)	The WAL and Payment Window for the Class A, Class B-1, Class B-2 and Class B-3 Certificates are shown to the first possible Optional Termination Date and to maturity.

(3)
On each Distribution Date, the Pass Through Rate for the Class A Certificates will be equal to the least of (i) one-month LIBOR plus the related margin (which margin will double after the first possible Optional Termination Date), (ii) the Net WAC Cap and (iii) 10.50%.

(4)
On each Distribution Date, the Pass-Through Rate for the Class B-1, Class B-2 and Class B-3 Certificates will be equal to the least of (i) One-Month LIBOR plus the related margin (which margin will be multiplied by 1.5 after the first possible Optional Termination Date), (ii) the Net WAC Cap and (iii) 10.50%.

(5)
The Class X Certificates will have a notional balance equal to the certificate balance of the Class A, Class B-1, Class B-2 and Class B-3. It will accrue interest on its notional balance on each Distribution Date at a Pass-Through Rate equal to the excess, if any, of (i) the weighed average Net Mortgage Rate of the Mortgage Loans over (ii) the quotient of (x) the sum of the interest accrued on the Class A, Class B-1, Class B-2 and Class B-3 Certificates (other than the Class X Certificates) during the related accrual period, multiplied by (y) 12, divided by (z) the class notional amount of the Class X Certificates as of the day immediately preceding such distribution date.

Depositor:	Greenwich Capital Acceptance, Inc.

Lead Underwriter:	Greenwich Capital Markets, Inc.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Originators & Servicers:	Downey Savings and Loan Association, F.A, First Republic Bank and GMAC Mortgage Corporation.

Trustee:	Deutsche Bank National Trust Company

Additional Disclosure:
For additional disclosure on (a) the Originators which are expected as of the Cut-off Date to have originated 20% or more of the Mortgage Loans, and their related Underwriting Guidelines, (b) the Servicers which are expected as of the Cut-off Date to be servicing 20% or more of the Mortgage Loans, (c) the Trustee and (d) the Master Servicer, refer to Exhibit A.

Custodians:	Deutsche Bank National Trust Company..

Rating Agencies:	S&P and Fitch will rate the Offered Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	November 1, 2006.

Expected Pricing Date:	November [ ], 2006.

Closing Date:	December 13, 2006.

Distribution Date:	The 19th day of each month (or if such day is not a business day, the next succeeding business day), commencing in December 2006.

Certificates:
The Class A, Class X and Class A-R Certificates (the “Senior Certificates”). The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6.  The Class A, Class B-1, Class B-2 and Class B-3 Certificates (the “Offered Certificates”) are being offered publicly herein.

Accrued Interest:	The Class A, Class B-1, Class B-2 and Class B-3, Certificates will settle flat.

The Class A-R, Class B-4, Class B-5, Class B-6 and Class X Certificates will settle with 42 days accrued interest

Interest Accrual Period:
The interest accrual period with respect to the Class A, Class B-1, Class B-2 and Class B-3 Certificates for a given Distribution Date will be the period beginning with the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an Actual/360 basis).

The interest accrual period for the Class A-R, Class X, Class B-4, Class B-5 and Class B6 Certificates will be the calendar month prior to such Distribution Date (on a 30/360 basis).

Book Entry Registration
And Definitive
Certificates:
The Offered Certificates will be made available in book-entry form through DTC. The Offered Certificates will, upon request, be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:
It is anticipated that the Senior Certificates (other than the Class A-R Certificates) and Subordinate Certificates will be treated as REMIC regular interests for federal tax income purposes. The Class A-R Certificate will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:
The Class A, Class X, Class B-1, Class B-2 and Class B-3 Certificates may be purchased by ERISA plans which meet the requirements of an investor based or statutory class exemption. Prospective investors should review with their legal advisors whether the purchase and holding of the Class A, Class X, Class B-1, Class B-2 and Class B-3 Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Treatment:
The Senior Certificates and Class B-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA. The Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination
Date:
On any distribution date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer will have the right to repurchase all of the mortgage loans and REO properties remaining in the trust fund. This date is referred to as the “Optional Termination Date”.

Pricing Prepayment
Speed:	The Offered Certificates will be priced to a prepayment speed of 35% CPR.

Minimum Denomination:
$25,000 and integral multiples of $1 in excess thereof; provided that the Certificates must be purchased in minimum total investments of $100,000; except for the Class X Certificates, which will be in minimum notional amounts of $100,000 and integral multiples of $1 in excess thereof.

Final Maturity Date:	The Final Maturity Date is expected to be the Distribution Date occurring in December 2036.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans described herein is approximately $409,992,640 (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate mortgage loans, all of which adjust based on 6 month LIBOR. Each of the Mortgage Loans has an original term to maturity of 30 or 40 years.

Credit Enhancement:	Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Senior Certificates will consist of the subordination of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, which will constitute on the Closing Date approximately [5.50]% total subordination.

Credit enhancement for the Class B-1 Certificates will consist of the subordination of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, will constitute on the Closing Date approximately [3.30]% total subordination.

Credit enhancement for the Class B-2 Certificates will consist of the subordination of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, will constitute on the Closing Date approximately [2.20]% total subordination.

Credit enhancement for the Class B-3 Certificates will consist of the subordination of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, will constitute on the Closing Date approximately [1.35]% total subordination.

Non-Overcollateralization
Series:
With respect to any HarborView Series, as of the closing date, the total principal balance of the mortgage loans as of the cut-off date may exceed the total class principal balance of the certificates. This feature is referred to as overcollateralization. A series that has an overcollateralization feature is referred to as a “overcollateralization series” and a series that does not have an overcollateralization feature is referred to as a “non-overcollateralization series.” This will be a “non-overcollateralization series.”

Final Maturity Reserve
Deposit Amount
The Final Maturity Reserve Deposit Amount for each final maturity reserve distribution date is an amount equal to the least of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans, (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust fund and (z) the Final Maturity Reserve Shortfall amount. No deposit is required if the balance of the mortgage loans having 40-year original terms to maturity, on each distribution date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each distribution date on and after the distribution date in December 2016 up to the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, if the aggregate stated principal balance of the mortgage loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date (the “Final Maturity Reserve Amount Distribution Date”), the securities administrator will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) [0.80]% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the mortgage loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the mortgage loans, each determined as of the Cut-Off Date.

Final Maturity Reserve
Shortfall:
With respect to any distribution date, the lesser of (i) $[4,248,285.70] over amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account) and (ii) the outstanding principal balance of the Certificates.

Shifting Interest:
Prior to the Distribution Date occurring in December 2016, the Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Senior Certificates are paid down to zero or the credit enhancement percentage provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive increasing portions of unscheduled principal.

The unscheduled principal payment percentages on the Subordinate Certificates are as follows:

	Periods:	Unscheduled Principal Payments (%)
	December 2006 - November 2016	0% Pro Rata Share
	December 2016 - November 2017	30% Pro Rata Share
	December 2017 - November 2018	40% Pro Rata Share
	December 2018 - November 2019	60% Pro Rata Share
	December 2019 - November 2020	80% Pro Rata Share
	December 2021 and after	100% Pro Rata Share

However, if the credit enhancement percentage provided by the Subordinate Certificates has doubled from the initial credit enhancement percentage (subject to the Step Down Test), (i) prior to the Distribution Date in December 2009, the Subordinate Certificates will be entitled to only 50% of their pro rata share of the unscheduled principal payments or (ii) on or after the Distribution Date in December 2009, the Subordinate Certificates will be entitled to 100% of their pro rata share of the unscheduled principal payments.

Scheduled principal payments will be distributed pro rata to the Senior and Subordinate Certificates.

Any unscheduled principal not allocated to the Subordinate Certificates will be allocated to the Senior Certificates (other than the Class X Certificates). In the event the current senior percentage (aggregate principal balance of the Senior Certificates, other than the Class X Certificates, divided by the aggregate principal balance of the Mortgage Loans) exceeds the applicable initial senior percentage (aggregate principal balance of the Senior Certificates, other than the Class X Certificates, as of the Closing Date, divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date), the Senior Certificates will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Unscheduled principal will generally consist of the sum of (i) liquidation proceeds, recoveries, and other unscheduled principal amounts and (ii) voluntary prepayments, if any.

Step Down Test:	As to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate class principal balance of the subordinate certificates, does not equal or exceed 50%, and second, cumulative Realized Losses on all of the mortgage loans do not exceed:

	•	For any distribution date on or after the tenth anniversary of the first distribution date, 30% of the aggregate class principal balance of the subordinate certificates as of the closing date.

	•	For any distribution date on or after the eleventh anniversary of the first distribution date, 35% of the aggregate class principal balance of the subordinate certificates as of the closing date.

	•	For any distribution date on or after the twelfth anniversary of the first distribution date, 40% of the aggregate class principal balance of the subordinate certificates as of the closing date.

	•	For any distribution date on or after the thirteenth anniversary of the first distribution date, 45% of the aggregate class principal balance of the subordinate certificates as of the closing date.

	•	For any distribution date on or after the fourteenth anniversary of the first distribution date, 50% of the aggregate class principal balance of the subordinate certificates as of the closing date.

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Class A Certificates.

Net Mortgage Rate:
The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the Trust Expense Fee Rate and on and after the Distribution Date in December 2016, the Final Maturity Reserve Rate.

Net WAC:	The “Net WAC” is equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans.

Net WAC Cap:
The “Net WAC Cap” for the Class A, Class B-1, Class B-2 and Class B-3 Certificates is equal to the product of (i) the Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the related accrual period.

Trust Expense
Fee Rate:	The sum of the Servicing Fee Rate, the Master Servicing Fee Rate, Trustee Fee Rate and the LPMI Fee Rate, if any.

Servicing Fee Rate:
Each servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period.

• For each Mortgage Loan, the Servicing Fee Rate will equal 0.375%.

Master Servicing
Fee Rate
The master servicer will be paid a monthly fee (a “Master Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Master Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period.

• For each Mortgage Loan, the Servicing Fee Rate will equal 0.0175%.

Basis Risk Shortfall
Amount:
For the Class A, Class B-1, Class B-2 and Class B-3 Certificates and any distribution date, the “Basis Risk Shortfall Amount” for such class will equal the sum of:(i) the excess, if any, of the amount of interest that such class would have been entitled to receive if the Pass-Through Rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date; (ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and (iii) interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable Pass-Through Rate determined without regard to clause (ii) in the definition thereof. The Basis Risk Shortfall Amount will be paid only to the extent of interest otherwise distributable to the Class X Certificates and payments, if any, made under the related Yield Maintenance Agreement.

Basis Risk Reserve
Fund:
Pursuant to the terms of the pooling agreement, the Trustee will establish an account on behalf of the Class X Certificates. On each distribution date, interest that would otherwise be distributable with respect to the Class X Certificates will be deposited into such account. The “Basis Risk Reserve Fund” will be held in trust by the trustee on behalf of the Class A, Class B-1, Class B-2 and Class B-3Certificates.

Required Reserve
Fund Deposit:
On any distribution date, the “Required Reserve Fund Deposit” will be amount equal to the lesser of (i) the aggregate current interest for the Class X Certificates for such distribution date and (ii) the amount required to bring the balance on deposit in the Class X Basis Risk Reserve Fund up to an amount equal to the unpaid Basis Risk Shortfalls for such distribution date with respect to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

Yield Maintenance
Agreements:
On the Closing Date, the Trustee will enter into one “Yield Maintenance Agreements”, or “YMAs”, with a counterparty (the “Counterparty”) for the benefit of the Class A, Class B-1, Class B-2 and Class B-3 Certificates, respectively. The notional balance of the YMAs for any Distribution Date is equal to the lesser of (i) the notional balance as set forth for such Distribution Date and (ii) the aggregate balance of the related Certificates on the day prior to such Distribution Date. The Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the specified strike rate. For each YMA, such payments will be capped at their maximum amount when one-month LIBOR equals or exceeds 10.50%. The Yield Maintenance Agreements will terminate after the Distribution Date in February 2016. Any payments received from the related Yield Maintenance Agreement will be used to pay Carryover Shortfall Amounts on the Class A, Class B-1, Class B-2 and Class B-3 Certificates, respectively.

Certificates Priority of
Distributions:	Distribution of Available Funds will be made in the following order of priority:

(a) current interest on the Class A, Class A-R and Class X Certificates, on a pro rata basis with respect to each class of Senior Certificates; provided, however, that on each distribution date, to the extent of the Required Reserve Fund Deposit for such distribution date, the amount of current interest that would otherwise be distributable to the Class X Certificates will be deposited in the Basis Risk Reserve Fund and will not be distributed to such class; and (b) principal on the Certificates (other than the Class X Certificates) sequentially, to the Class A-R Certificate and then to the Class A Certificates, in that order, until their respective class principal balances are reduced to zero;

(c) with respect to all remaining Available Funds: first, current and unpaid interest on, and then principal on, each class of subordinate certificates, in the order of their numerical class designations beginning with the Class B-1 Certificates, *subject to the limitations described below;

(d) first, from the related Yield Maintenance Account, for distribution to the Class A, Class B-1, Class B-2 and Class B-3 Certificates, in that order; and second, sequentially, from the Basis Risk Reserve Fund, for distribution to the Class A, Class B-1, Class B-2 and Class B-3 Certificates, in that order; any Basis Risk Shortfall Amount remaining unpaid for such class and such date; and

(e) with respect to all remaining Available Funds to the Class A-R Certificate.

*Each class of Subordinate Certificates will be entitled to receive on each distribution date its pro rata share of the principal (based on its respective class principal balance), in each case to the extent of the amount available from available funds for distribution of principal on that class. Distributions of principal on the Subordinate Certificates will be made on each distribution date to the classes of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for that distribution date. Additionally, the Subordinate Certificates will only be entitled to receive the Subordinate Percentage or the Subordinate Prepayment Percentage of any Principal Distribution Amount for the related distribution date. Before the distribution date in December 2016, the Subordinate Prepayment Percentage will generally equal zero unless the Senior Certificates (other than the Class X Certificates) are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled since the closing date and certain performance tests have been satisfied.

Prepayment Interest
Shortfalls:
Any Prepayment Interest Shortfall with respect to a prepayment in full and/or in part, as applicable, of a Mortgage Loan is required to be paid by the Servicer, generally limited to the extent that such amount does not exceed the related Servicing Fee Rate for the applicable date.

Yield Maintenance Agreement Schedule

Period	Balance ($)	Strike (%)	Ceiling (%)
1	0.00	N/A	N/A
2	389,989,945.880	4.49	10.5000
3	376,032,537.690	4.45	10.5000
4	362,567,773.780	5.24	10.5000
5	349,578,278.940	4.92	10.5000
6	337,047,423.310	5.13	10.5000
7	324,959,471.220	5.26	10.5000
8	313,298,154.580	5.67	10.5000
9	302,048,361.020	5.59	10.5000
10	291,195,583.250	5.72	10.5000
11	280,725,819.710	6.13	10.5000
12	270,625,652.490	6.31	10.5000
13	260,882,352.780	6.61	10.5000
14	251,482,887.900	6.45	10.5000
15	242,415,086.230	5.51	10.5000
16	233,667,255.680	7.14	10.5000
17	225,228,112.370	6.89	10.5000
18	217,086,831.190	7.52	10.5000
19	209,233,120.250	7.36	10.5000
20	201,656,529.570	7.67	10.5000
21	194,347,254.650	7.52	10.5000
22	187,393,406.620	7.64	10.5000
23	180,686,633.270	8.11	10.5000
24	174,218,232.740	8.23	10.5000
25	167,979,917.150	8.59	10.5000
26	161,963,330.010	8.37	10.5000
27	156,160,601.390	8.47	10.5000
28	150,564,163.730	9.53	10.5000
29	145,166,714.840	8.79	10.5000
30	139,961,238.620	9.48	10.5000
31	134,941,031.980	9.25	10.5000
32	130,099,397.580	9.62	10.5000
33	125,429,997.090	9.40	10.5000
34	120,926,733.160	9.52	10.5000
35	116,583,722.490	10.06	10.5000
36	112,395,306.340	10.10	10.5000
37	0.00	N/A	N/A
38	104,534,006.030	10.20	10.5000
39	100,846,752.910	10.25	10.5000
40	0.00	N/A	N/A

Final Maturity Reserve Fund Schedule

Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)
120	8,369,227.96	181	3,265,726.29
121	8,242,644.82	182	3,214,992.06
122	8,117,933.50	183	3,165,018.06
123	7,995,066.64	184	3,115,793.10
124	7,874,017.28	185	3,067,306.16
125	7,754,758.84	186	3,019,546.37
126	7,637,265.15	187	2,972,503.03
127	7,521,510.39	188	2,926,165.58
128	7,407,469.14	189	2,880,523.63
129	7,295,116.34	190	2,835,566.94
130	7,184,427.29	191	2,791,285.40
131	7,075,377.66	192	2,747,669.08
132	6,967,943.46	193	2,704,708.16
133	6,862,101.05	194	2,662,393.00
134	6,757,827.16	195	2,620,714.06
135	6,655,098.81	196	2,579,661.97
136	6,553,893.41	197	2,539,227.50
137	6,454,188.65	198	2,499,401.52
138	6,355,962.57	199	2,460,175.06
139	6,259,193.52	200	2,421,539.28
140	6,163,860.17	201	2,383,485.47
141	6,069,941.51	202	2,346,005.03
142	5,977,416.80	203	2,309,089.51
143	5,886,265.65	204	2,272,730.57
144	5,796,467.92	205	2,236,919.98
145	5,708,003.81	206	2,201,649.65
146	5,620,853.76	207	2,166,911.61
147	5,534,998.52	208	2,132,697.98
148	5,450,419.13	209	2,099,001.03
149	5,367,096.89	210	2,065,813.12
150	5,285,013.37	211	2,033,126.72
151	5,204,150.41	212	2,000,934.43
152	5,124,490.13	213	1,969,228.93
153	5,046,014.88	214	1,938,003.04
154	4,968,707.30	215	1,907,249.65
155	4,892,550.26	216	1,876,961.79
156	4,817,526.89	217	1,847,132.55
157	4,743,620.56	218	1,817,755.17
158	4,670,814.89	219	1,788,822.94
159	4,599,093.72	220	1,760,329.29
160	4,528,441.14	221	1,732,267.71
161	4,458,841.48	222	1,704,631.81
162	4,390,279.28	223	1,677,415.30
163	4,322,739.31	224	1,650,611.94
164	4,256,206.57	225	1,624,215.64
165	4,190,666.27	226	1,598,220.34
166	4,126,103.84	227	1,572,620.11
167	4,062,504.91	228	1,547,409.10
168	3,999,855.34	229	1,522,581.53
169	3,938,141.19	230	1,498,131.72
170	3,877,348.71	231	1,474,054.06
171	3,817,464.35	232	1,450,343.04
172	3,758,474.78	233	1,426,993.21
173	3,700,366.85	234	1,403,999.21
174	3,643,127.60	235	1,381,355.76
175	3,586,744.25	236	1,359,057.66
176	3,531,204.23	237	1,337,099.78
177	3,476,495.14	238	1,315,477.07
178	3,422,604.75	239	1,294,184.54
179	3,369,521.03	240	1,273,217.29
180	3,317,232.10

Aggregate Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$409,992,640	$19,503	$2,500,000
Average Scheduled Principal Balance	$540,175
Number of Mortgage Loans	759

Weighted Average Gross Coupon	5.150%	4.950%	7.750%
Weighted Average FICO Score	724	620	822
Weighted Average Combined Original LTV	67.06%	19.79%	97.00%

Weighted Average Original Term	374 months	360 months	480 months
Weighted Average Stated Remaining Term	366 months	308 months	474 months
Weighted Average Seasoning	9 months	6 months	52 months

Weighted Average Gross Margin	2.618%	2.100%	3.450%
Weighted Average Minimum Interest Rate	2.618%	2.100%	3.450%
Weighted Average Maximum Interest Rate	11.516%	11.500%	13.000%
Weighted Average Initial Rate Cap	1.012%	1.000%	1.500%
Weighted Average Subsequent Rate Cap	1.012%	1.000%	1.500%
Weighted Average Months to Roll	4 months	1 month	6 months

Maturity Date		Jul 1 2032	May 1 2046
Maximum Zip Code Concentration	1.86%	95014

ARM	100.00%	Cash Out Refinance	45.91%
		Purchase	18.58%
6 MO LIBOR	2.37%	Rate/Term Refinance	35.52%
6 MO LIBOR IO	97.63%
		Condominium	9.72%
Interest Only	97.63%	Planned Unit Development	26.14%
Not Interest Only	2.37%	Single Family	61.43%
		Two-to-Four Family	2.71%
Prepay Penalty: N/A	20.55%
Prepay Penalty: 12 months	71.55%	Non-owner	1.48%
Prepay Penalty: 24 months	2.49%	Primary	97.95%
Prepay Penalty: 36 months	5.33%	Second Home	0.56%
Prepay Penalty: 48 months	0.08%
		Top 5 States:
First Lien	100.00%	California	92.22%
		Arizona	4.43%
Alternative Documentation	3.97%	Illinois	0.94%
Express Documentation	9.54%	Virginia	0.93%
Full Documentation	4.42%	Ohio	0.18%
Lite Documentation	81.58%
Stated Documentation	0.49%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1	19,502.54	0.00%	4.950	349	55.49	759
50,000.01 - 100,000.00	4	315,752.52	0.08%	5.540	386	55.40	696
100,000.01 - 150,000.00	15	1,909,017.99	0.47%	5.783	366	74.85	735
150,000.01 - 200,000.00	27	4,726,923.00	1.15%	5.488	376	70.73	713
200,000.01 - 250,000.00	34	7,675,723.63	1.87%	5.457	372	75.51	725
250,000.01 - 300,000.00	60	16,704,424.18	4.07%	5.115	369	71.49	704
300,000.01 - 350,000.00	61	19,906,900.59	4.86%	5.180	379	68.00	718
350,000.01 - 400,000.00	69	26,099,836.95	6.37%	5.106	362	68.68	718
400,000.01 - 450,000.00	56	24,186,833.94	5.90%	5.065	364	70.03	722
450,000.01 - 500,000.00	70	33,266,572.95	8.11%	5.075	372	71.60	720
500,000.01 - 550,000.00	53	27,916,782.71	6.81%	5.232	371	72.41	724
550,000.01 - 600,000.00	70	40,471,099.34	9.87%	5.081	363	72.41	731
600,000.01 - 650,000.00	70	44,155,132.84	10.77%	5.156	368	71.85	723
650,000.01 - 700,000.00	20	13,729,710.63	3.35%	4.950	352	66.48	731
700,000.01 - 750,000.00	24	17,584,329.49	4.29%	5.134	351	71.87	733
750,000.01 - 800,000.00	20	15,570,776.90	3.80%	5.001	363	67.29	721
800,000.01 - 850,000.00	19	15,773,921.15	3.85%	5.158	364	60.84	722
850,000.01 - 900,000.00	16	14,136,359.95	3.45%	5.014	360	53.94	746
900,000.01 - 950,000.00	11	10,187,791.01	2.48%	5.040	352	61.73	755
950,000.01 - 1,000,000.00	18	17,880,855.72	4.36%	5.060	358	50.54	712
1,000,000.01+	41	57,774,392.22	14.09%	5.336	369	58.84	726
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	598	303,183,278.78	73.95%	4.950	364	67.76	725
5.000 - 5.499	35	49,910,892.23	12.17%	5.200	367	58.06	724
5.500 - 5.999	91	38,446,352.60	9.38%	5.944	378	72.41	710
6.000 - 6.499	14	10,050,253.28	2.45%	6.210	376	67.37	741
6.500 - 6.999	6	2,791,420.24	0.68%	6.866	345	67.41	729
7.000 - 7.499	7	3,166,255.59	0.77%	7.153	343	68.03	742
7.500 - 7.999	8	2,444,187.53	0.60%	7.614	340	77.31	734
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
600-624	5	1,847,135.37	0.45%	5.210	403	70.99	622
625-649	51	21,086,678.71	5.14%	5.157	378	68.76	639
650-674	93	49,922,722.20	12.18%	5.169	364	68.04	665
675-699	120	66,255,364.04	16.16%	5.140	373	69.87	688
700+	490	270,880,739.93	66.07%	5.149	363	66.04	751
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	87	53,765,476.95	13.11%	5.065	360	40.99	741
50.00- 54.99	36	23,047,614.38	5.62%	5.089	354	52.54	741
55.00- 59.99	45	27,541,901.98	6.72%	5.202	363	57.77	711
60.00- 64.99	58	40,560,551.00	9.89%	5.261	368	62.52	724
65.00- 69.99	90	54,967,569.17	13.41%	5.098	364	67.36	718
70.00- 74.99	102	56,282,426.84	13.73%	5.108	362	71.81	724
75.00- 79.99	140	71,096,406.01	17.34%	5.195	364	77.10	719
80.00	163	71,803,334.84	17.51%	5.148	375	80.00	723
80.01- 84.99	4	1,234,978.10	0.30%	5.588	367	81.23	712
85.00- 89.99	10	3,571,303.56	0.87%	5.140	413	88.21	676
90.00- 94.99	10	3,352,259.70	0.82%	5.387	399	90.14	739
95.00- 99.99	14	2,768,817.72	0.68%	5.559	364	95.59	732
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	659	360,983,913.00	88.05%	5.138	351	66.41	726
480	100	49,008,727.25	11.95%	5.243	471	71.82	715
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	659	360,983,913.00	88.05%	5.138	351	66.41	726
361+	100	49,008,727.25	11.95%	5.243	471	71.82	715
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	11	4,938,410.27	1.20%	5.354	350	60.79	718
20.01 -25.00	28	12,503,463.85	3.05%	5.348	351	66.16	748
25.01 -30.00	47	25,941,411.81	6.33%	5.279	364	64.32	726
30.01 -35.00	122	68,347,820.48	16.67%	5.110	354	65.68	730
35.01 -40.00	334	181,973,967.43	44.38%	5.124	359	68.02	721
40.01 -45.00	209	111,681,389.18	27.24%	5.148	385	67.73	724
45.01 -50.00	8	4,606,177.23	1.12%	5.389	375	57.91	725
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	759	409,992,640.25	100.00%	5.150	366	67.06	724
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6 MO LIBOR	22	9,714,394.63	2.37%	5.227	357	62.71	728
6 MO LIBOR IO	737	400,278,245.62	97.63%	5.149	366	67.17	724
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	737	400,278,245.62	97.63%	5.149	366	67.17	724
Not Interest Only	22	9,714,394.63	2.37%	5.227	357	62.71	728
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	156	84,271,646.67	20.55%	5.372	374	67.85	728
Prepay Penalty: 12 months	513	293,340,043.13	71.55%	5.069	362	66.40	725
Prepay Penalty: 24 months	24	10,229,294.60	2.49%	5.058	363	70.14	717
Prepay Penalty: 36 months	65	21,840,155.85	5.33%	5.390	386	71.43	707
Prepay Penalty: 48 months	1	311,500.00	0.08%	7.625	308	70.00	733
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	759	409,992,640.25	100.00%	5.150	366	67.06	724
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	36	16,286,637.61	3.97%	5.212	373	72.20	720
Express Documentation	80	39,098,603.58	9.54%	5.121	365	57.10	739
Full Documentation	43	18,127,737.71	4.42%	6.002	363	67.70	735
Lite Documentation	595	334,489,849.74	81.58%	5.093	366	67.96	722
Stated Documentation	5	1,989,811.61	0.49%	7.089	345	63.71	752
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	359	188,213,558.34	45.91%	5.113	364	67.04	714
Purchase	157	76,164,287.28	18.58%	5.286	372	75.96	735
Rate/Term Refinance	243	145,614,794.63	35.52%	5.128	364	62.43	732
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	84	39,837,133.95	9.72%	5.252	365	72.34	721
Planned Unit Development	188	107,172,887.24	26.14%	5.106	366	67.47	729
Single Family	467	251,869,267.07	61.43%	5.137	366	66.04	722
Two-to-Four Family	20	11,113,351.99	2.71%	5.519	353	67.33	734
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	20	6,087,507.15	1.48%	5.493	347	63.68	731
Primary	733	401,605,692.83	97.95%	5.145	366	67.20	724
Second Home	6	2,299,440.27	0.56%	5.260	358	51.02	735
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	60	18,154,737.65	4.43%	5.458	376	74.37	720
California	655	378,106,818.38	92.22%	5.107	365	66.33	725
Colorado	1	260,000.00	0.06%	5.875	347	80.00	671
Connecticut	2	491,189.92	0.12%	4.950	351	89.47	664
Illinois	12	3,863,004.53	0.94%	5.133	375	80.41	693
Maryland	1	636,423.81	0.16%	7.000	344	65.10	697
Massachusetts	1	637,000.00	0.16%	6.875	345	64.34	738
Michigan	3	539,163.92	0.13%	7.311	347	79.59	765
Minnesota	1	192,300.00	0.05%	5.950	346	92.45	741
Nevada	2	533,478.74	0.13%	4.950	354	62.69	706
New Jersey	1	209,000.00	0.05%	6.875	343	79.77	778
New York	1	280,897.52	0.07%	5.950	468	62.44	620
North Carolina	1	201,750.00	0.05%	6.750	348	75.00	805
Ohio	1	737,240.18	0.18%	6.875	345	75.00	658
Rhode Island	1	550,000.00	0.13%	7.125	346	75.86	774
Virginia	14	3,822,367.99	0.93%	5.691	360	79.20	718
Washington	1	619,270.67	0.15%	7.500	346	79.91	657
Wisconsin	1	157,996.94	0.04%	7.500	344	79.00	768
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	125	68,638,459.21	16.74%	5.452	373	69.39	730
2.500 - 2.999	552	312,991,726.73	76.34%	5.075	363	66.21	725
3.000 - 3.499	82	28,362,454.31	6.92%	5.250	377	70.84	706
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	125	68,638,459.21	16.74%	5.452	373	69.39	730
2.500 - 2.999	552	312,991,726.73	76.34%	5.075	363	66.21	725
3.000 - 3.499	82	28,362,454.31	6.92%	5.250	377	70.84	706
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	730	399,444,023.60	97.43%	5.102	366	66.91	724
12.000 -12.499	26	9,124,880.34	2.23%	6.945	345	73.70	734
12.500 -12.999	2	1,061,500.00	0.26%	7.448	328	73.53	733
13.000 -13.499	1	362,236.31	0.09%	6.875	347	43.18	808
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	2	1,061,500.00	0.26%	7.448	328	73.53	733
1.000	730	399,444,023.60	97.43%	5.102	366	66.91	724
1.500	27	9,487,116.65	2.31%	6.942	346	72.54	737
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	2	1,061,500.00	0.26%	7.448	328	73.53	733
1.000	730	399,444,023.60	97.43%	5.102	366	66.91	724
1.500	27	9,487,116.65	2.31%	6.942	346	72.54	737
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12/01/06	48	24,760,013.22	6.04%	4.993	358	73.96	728
01/01/07	85	45,385,556.81	11.07%	5.138	369	67.82	715
02/01/07	98	53,177,468.27	12.97%	5.097	366	67.71	718
03/01/07	174	88,808,855.21	21.66%	5.126	365	68.19	725
04/01/07	297	162,214,915.92	39.57%	5.094	365	65.24	727
05/01/07	57	35,645,830.82	8.69%	5.671	366	65.80	726
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
DOWNEY	730	399,444,023.60	97.43%	5.102	366	66.91	724
FIRST REPUBLIC	2	1,061,500.00	0.26%	7.448	328	73.53	733
GMAC	27	9,487,116.65	2.31%	6.942	346	72.54	737
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
DOWNEY	730	399,444,023.60	97.43%	5.102	366	66.91	724
FIRST REPUBLIC	2	1,061,500.00	0.26%	7.448	328	73.53	733
GMAC	27	9,487,116.65	2.31%	6.942	346	72.54	737
Total	759	409,992,640.25	100.00%	5.150	366	67.06	724

HarborView Mortgage Loan Pass-Through Certificates

Series 2006-13

Exhibit A

Table of Contents

The Originator - Page 1

Downey Savings and Loan Association, F.A.

 The Servicer - Page 6

Downey Savings and Loan Association, F.A.

The Trustee - Page 9

Deutsche Bank National Trust Company.

THE ORIGINATOR

Downey Savings and Loan Association
Downey Savings and Loan Association (“Downey”) is a Federal Association engaged in the mortgage banking business, and, as such, originates, purchases, sells and services mortgage loans. Downey originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents. Loans originated, purchased, sold or serviced by Downey are principally first lien, fixed or adjustable rate mortgage loans secured by single-family residences.

The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660.

Underwriting Standards

Downey Underwriting Guidelines. All of the mortgage loans sold to the seller by Downey (the “Downey Mortgage Loans”) were originated or acquired by Downey generally in accordance with the underwriting criteria described in this section.

Downey’s underwriting guidelines are applied to evaluate the applicant, the property and the applicant’s income, employment and credit history, as applicable in the context of the loan program and documentation requirements. These are guidelines only and each loan is evaluated based upon its own merits. Exceptions to the guidelines may be acceptable if there are mitigating factors.

An applicant’s creditworthiness is determined based on the borrower’s ability and willingness to repay the loan. The decision is based upon the applicant’s financial information and credit history.

The Downey Mortgage Loans have been underwritten under one of the following documentation programs:
• Full/Alternative Documentation (“Full/Alt Doc”): The guidelines for this program require verification of employment, income and assets.
• Lite/Reduced Documentation (“Lite Doc”): The guidelines for this program do not require verification of income.
• Express Documentation (“Downey Express”): The guidelines for this program do not require verification of income or assets.

Under each program, Downey obtains a credit report relating to the applicant from a credit reporting company. Credit scores from each of the three credit repositories is required, if available. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, lawsuits and judgments. Adverse information in the credit report may be required to be explained by the prospective borrower. The minimum credit score required varies from 620 for certain products, to a minimum credit score of 700 for others. Generally, each credit report provides a credit score for the borrower. The credit score, called a “FICO” score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for the applicant.

1

For purchase transactions with loan-to-value ratios less than 80%, the down payment is not required to be verified.

Downey generally requires a 2-year employment history on the application. Employment and income may be verified with either or a combination of paystubs, W-2 forms, Federal tax returns, or verification of employment form completed by the employer, or other acceptable means.

Downey’s underwriting standards are applied by or on behalf of Downey to evaluate the prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance, homeowners association dues and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt, which includes the proposed monthly housing costs and all other obligations with 10 or more monthly payments remaining, to the borrower’s monthly gross income (the “debt-to-income ratios”) are within acceptable limits. The maximum acceptable debt-to-income ratios, which are determined on a loan-by-loan basis, vary depending on a number of underwriting criteria, including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the guidelines for debt-to-income ratios, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Under its underwriting guidelines, Downey generally permits a housing payment-to-income ratio based on the prospective borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the prospective borrower’s total monthly debt of up to 40%.

Downey may provide secondary financing to a mortgagor simultaneously with the origination of a first mortgage loan, subject to certain limitations. The loan-to-value ratio of the senior (i.e., first) lien may not exceed 80% and the loan-to-value ratio may not exceed 95%. Private mortgage insurance is obtained on that portion exceeding 80% loan-to-value. Downey’s underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from other lenders.

The nature of the information that a borrower is required to disclose, and whether the information is verified, depends, in part, on the documentation program used in the origination process. In general, under each program, each prospective borrower is required to complete an application that includes information with respect to the applicant’s assets, liabilities, income, employment history and other personal information.

Under each program, Downey obtains appraisals using staff appraisers, automated valuation models, independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisal report includes a market data analysis based on recent sales and/or listings of comparable homes in the area; a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Uniform Standards of Professional Appraisal Practices. These are the standards accepted by Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

Downey requires title insurance on all of the Downey Mortgage Loans. Downey also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is required when necessary to comply with Federal regulations.

Downey’s Full/Alt Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000 ($650,000 California only), up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1,000,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million.

2

For Full/Alt Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $600,000, up to 75% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1 million, and up to 60% loan-to-value for mortgage loans with original principal balances of up to $1.5 million. The maximum “cash-out” amount permitted is $200,000, and is based in part on the original loan-to-value ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Downey if the borrower retains an amount in excess of 1% of the entire amount of the proceeds from the refinancing of the existing loan, or $5,000, whichever is greater, or, if the loan-to-value ratio is greater than 80%, an amount in excess of 2% of the proceeds, or $2,000, whichever is greater.

Downey’s Lite Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000 ($500,000, California, only), up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $650,000, up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million.

For Lite Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $700,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1 million. The maximum “cash-out” amount permitted is $150,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.
The Lite Doc program requires verification of reserves, if required, and permits stated income. Downey obtains from a prospective borrower either a verification of deposit or a bank statement for the one-month period immediately preceding the date of the mortgage loan application. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

With a FICO credit score of 700 or more, the Downey Express underwriting guidelines for fixed-period adjustable rate mortgage loans allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000 (Arizona and California, only). With a FICO credit score of 680 or more, the underwriting guidelines generally allow up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $500,000 (Arizona and California, only), up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $700,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million. With a FICO credit score of 620 or more, the underwriting guidelines generally allow up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $500,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $700,000, up to a 60% loan-to-value ratio for mortgage loans with original principal balances of up to $1 million, up to a 55% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million, and up to a 40% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million.

3

For Downey Express cash-out refinance transactions, Downey’s underwriting guidelines generally allow, with a FICO credit score of 680 or more, a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $550,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $700,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1 million, and, with a FICO credit score of 620 or more, a loan-to-value ratio at origination of up to 65% for mortgage loans with original principal balances of up to $550,000, up to 60% loan-to-value for mortgage loans with original principal balances of up to $700,000, up to 55% loan-to-value for mortgage loans with original principal balances of up to $1 million. The maximum “cash-out” amount permitted is $100,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.

The Downey Express program is a stated income/stated assets program. Under the program the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment, and that the stated assets are consistent with the borrower’s income.

4

The servicer

Downey Savings and Loan Association, F.A.
Downey is a federally charter savings and loan association. Downey was formed in 1957 as a California licensed savings and loan association, was incorporated in Delaware on October 21, 1994, and converted to a federal charter in 1995. The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660. Downey’s primary business is banking. The banking activities focus on: attracting funds from the general public and institutions and obtaining borrowings; and originating and investing in loans, primarily residential real estate mortgage loans, investment securities and mortgage-backed securities. Downey also engages in the mortgage banking business, and, as such, originates, purchases, sells, and services mortgage loans. Downey is an approved seller/servicer in good standing with Fannie Mae, Freddie Mac, and the Federal Housing Administration.

Downey has been servicing single-family residential mortgage loans since 1957, and servicing monthly adjustable mortgages for more than 20 years. As of December 31, 2005, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $2.383 billion and sub-serviced loans having an aggregate unpaid principal balance of approximately $2.908 billion. As of December 31, 2005, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $5.292 billion. During the fourth quarter of 2004, Downey sold approximately 80% of our servicing rights.

Servicing and sub-servicing includes, but is not limited to:
• collecting, aggregating, and remitting loan payments;
• administering escrow funds for the payment of real estate taxes and insurance premiums;
• contacting delinquent mortgagors;
• supervising foreclosures in the event of non-remedied defaults; and
• generally administering the loans.

The following table sets forth certain information regarding the delinquency, foreclosure and loss experience of Downey with respect to all the residential mortgage loans originated and serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

5

	Delinquency, Foreclosure and Loss Experience

	December 31, 2003			December 31, 2004
	Number of Loans	Dollar Amount*	Percent of Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Total Portfolio	86,794	$18,675,245	100.00%	74,204	$20,238,462	100.00%
Delinquent Loans
30-59 days delinquent	463	101,601	0.55%	416	104,231	0.52%
60-89 days delinquent	114	24,893	0.13%	76	18,017	0.09%
90+ days delinquent	176	41,595	0.22%	101	28,017	0.14%
Total	753	$168,089	0.90%	593	$150,265	0.75%

Foreclosures	180	$42,900	0.23%	100	$28,074	0.14%

Total Net Loan Loss**	N/A	$686	N/A	N/A	$180	N/A

	December 31, 2005			September 30, 2006
	Number of Loans	Dollar Amount*	Percent of Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Total Portfolio	69,282	$20,393,156	100.00%	66,851	$21,166,249	100.00%
Delinquent Loans
30-59 days delinquent	820	234,397	1.18%	790	$253,427	1.20%
60-89 days delinquent	89	27,539	0.13%	149	$48,659	0.23%
90+ days delinquent	116	32,021	0.17%	193	$66,726	0.32%
Total	1025	$293,957	1.48%	1,132	$368,812	1.74%

Foreclosures	107	$31,568	0.15%	182	$61,930	0.29%

Total Net Loan Loss**	N/A	$493	N/A	N/A	N/A	N/A
_____________
* Dollar amounts are in thousands.
** Total Net Loan Loss equates to Charge-Offs, net of recoveries, only related to loans owned by Downey (and not loans serviced for others).

When a loan is past due, Downey’s collection department attempts to bring the delinquent mortgage, installment, or line of credit account current in as short a time as possible, and to avoid foreclosure. It is important to address a one payment delinquency immediately to prevent it from becoming more serious. An early determination of the reason for the delinquency gives the collection department and the borrower time to arrange an acceptable method of curing the default.

Downey considers every possible collection alternative, including possible workouts, if feasible. When all collection alternatives have been exhausted, the collector must protect the interests of Downey, the investor, and the guarantor or insurer of the loan and submit a recommendation to initiate foreclosure.

Periodically and at Downey’s discretion, Downey will identify and review all delinquent loans including loans in foreclosure that may pose a higher risk, and will send the borrower a workout option letter with financial forms in attempt to mitigate any loss. Due to this periodic mailing, the borrower may receive more than one workout option letter during his/her default.

In the event that any payment due under any mortgage loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Downey will take such action as it shall deem to be in the best interest of the trust fund.

6

In the event that any payment due under any mortgage loan remains delinquent for a period of ninety (90) days or more, Downey will commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, Downey will notify the trust fund in writing of Downey’s intention to do so, and Downey will not commence foreclosure proceedings if the trust fund objects to such action within ten (10) business days of receiving such notice.

Foreclosure proceedings are processed in accordance the provisions of the deed of trust or mortgage, state law, government agency requirements, and the related servicing agreement.

7

THE TRUSTEE

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders of the certificates or as custodian.

8

HarborView Mortgage Loan Pass-Through Certificates 2006-13

Preliminary Markets Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

  Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the tables were determined based on the assumptions listed below.

•	Each Loan Group of Mortgage Loans will have the characteristics set forth in the table below.

•	Distributions on the certificates are received, in cash, on the 19th day of each month, commencing in December 2006.

•	The mortgage loans prepay at the related constant percentages of CPR.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

•	No mortgage loan is purchased by the seller from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•
Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in December 2006 and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•	Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in November 2006 and include 30 days' interest.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity (taking into account, the interest only period for interest only loans) such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity.

•	Interest accrues on each certificate at the related pass-through rate described under “Description of the Certificates—Interest—Pass-Through Rates” in this prospectus supplement.

•	The initial certificate principal balance of each class of certificates is as set forth on the cover or as described in this prospectus supplement.

•	The 1-Month LIBOR and 6-Month LIBOR are 5.32% and 5.389%, respectively.

•	No optional termination of the trust will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•	The certificates are purchased on December 13, 2006.

•	It is expected that the Certificates will be retired using amounts on reserve in the Final Maturity Reserve Fund on the 360th Distribution Date.

Assumed Mortgage Loan Characteristics

	The Mortgage Loans
Assumed Mortgage Loan Number	Loan Group	CurrentBalance($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Rate Adjustment Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Payment Cap (%)	Subsequent Payment Cap (%)	Original Interest Only Term (months)
1	1	633,677.04	4.950000	0.38500	6 MO LIBOR	6	2.60000	11.50000	2.60000	360	349	1.00000	1.00000	N/A
2	1	763,719.05	4.950000	0.38500	6 MO LIBOR	6	2.66631	11.50000	2.66631	360	350	1.00000	1.00000	N/A
3	1	646,790.64	4.950000	0.38500	6 MO LIBOR	6	2.65000	11.50000	2.65000	360	351	1.00000	1.00000	N/A
4	1	211,377.07	4.950000	0.38500	6 MO LIBOR	6	3.15000	11.50000	3.15000	360	351	1.00000	1.00000	N/A
5	1	450,855.47	4.950000	0.38500	6 MO LIBOR	6	2.60000	11.50000	2.60000	360	352	1.00000	1.00000	N/A
6	1	240,258.42	4.950000	0.38500	6 MO LIBOR	6	3.40000	11.50000	3.40000	360	352	1.00000	1.00000	N/A
7	1	722,752.92	4.950000	0.38500	6 MO LIBOR	6	2.40000	11.50000	2.40000	360	352	1.00000	1.00000	N/A
8	1	498,766.12	5.950000	0.38500	6 MO LIBOR	6	2.40000	11.50000	2.40000	480	466	1.00000	1.00000	N/A
9	1	3,612,034.64	5.258260	0.38500	6 MO LIBOR	6	2.67611	11.50000	2.67611	360	352	1.00000	1.00000	N/A
10	1	384,835.66	5.950000	0.38500	6 MO LIBOR	6	3.05000	11.50000	3.05000	360	347	1.00000	1.00000	N/A
11	1	308,060.69	4.950000	0.38500	6 MO LIBOR	6	2.40000	11.50000	2.40000	360	353	1.00000	1.00000	N/A
12	1	879,030.60	4.950000	0.38500	6 MO LIBOR	6	2.60000	11.50000	2.60000	360	354	1.00000	1.00000	N/A
13	1	362,236.31	6.875000	0.38500	6 MO LIBOR	6	2.25000	13.00000	2.25000	360	347	1.50000	1.50000	N/A
14	1	311,500.00	7.625000	0.38500	6 MO LIBOR	6	2.10000	12.50000	2.10000	360	308	N/A	N/A	120
15	1	750,000.00	7.375000	0.38500	6 MO LIBOR	6	2.30000	12.95000	2.30000	360	336	N/A	N/A	120
16	1	18,545,326.30	4.985760	0.38500	6 MO LIBOR	6	2.61484	11.50000	2.61484	360	349	1.00000	1.00000	60
17	1	1,939,180.83	4.950000	0.38500	6 MO LIBOR	6	2.55541	11.50000	2.55541	480	469	1.00000	1.00000	60
18	1	1,103,980.34	4.950000	0.38500	6 MO LIBOR	6	3.12627	11.50000	3.12627	360	349	1.00000	1.00000	60
19	1	1,426,960.43	4.950000	0.38500	6 MO LIBOR	6	3.08530	11.50000	3.08530	360	349	1.00000	1.00000	60
20	1	901,888.28	4.950000	0.38500	6 MO LIBOR	6	2.49194	11.50000	2.49194	360	349	1.00000	1.00000	60
21	1	23,538,993.80	4.971540	0.38500	6 MO LIBOR	6	2.61202	11.50000	2.61202	360	350	1.00000	1.00000	60
22	1	2,851,050.17	5.238100	0.38500	6 MO LIBOR	6	2.64500	11.50000	2.64500	480	468	1.00000	1.00000	60
23	1	1,036,476.00	4.950000	0.38500	6 MO LIBOR	6	3.09824	11.50000	3.09824	360	350	1.00000	1.00000	60
24	1	2,331,171.76	4.950000	0.38500	6 MO LIBOR	6	3.28033	11.50000	3.28033	360	350	1.00000	1.00000	60
25	1	1,383,720.62	5.950000	0.38500	6 MO LIBOR	6	3.19335	11.50000	3.19335	480	464	1.00000	1.00000	60
26	1	8,005,106.74	5.060870	0.38500	6 MO LIBOR	6	2.41381	11.50000	2.41381	360	350	1.00000	1.00000	60
27	1	3,405,204.17	5.059390	0.38500	6 MO LIBOR	6	2.42262	11.50000	2.42262	480	470	1.00000	1.00000	60
28	1	29,420,853.26	4.975660	0.38500	6 MO LIBOR	6	2.61147	11.50000	2.61147	360	351	1.00000	1.00000	60
29	1	3,509,170.53	5.008700	0.38500	6 MO LIBOR	6	2.63509	11.50000	2.63509	480	471	1.00000	1.00000	60
30	1	274,315.67	4.950000	0.38500	6 MO LIBOR	6	3.15000	11.50000	3.15000	360	351	1.00000	1.00000	60
31	1	643,600.00	4.950000	0.38500	6 MO LIBOR	6	2.94633	11.50000	2.94633	480	471	1.00000	1.00000	60
32	1	1,222,951.49	4.950000	0.38500	6 MO LIBOR	6	3.30000	11.50000	3.30000	360	351	1.00000	1.00000	60
33	1	1,997,641.91	5.416370	0.38500	6 MO LIBOR	6	3.28074	11.50000	3.28074	480	468	1.00000	1.00000	60
34	1	11,920,898.33	4.975220	0.38500	6 MO LIBOR	6	2.42430	11.50000	2.42430	360	351	1.00000	1.00000	60
35	1	838,011.33	5.342980	0.38500	6 MO LIBOR	6	2.43002	11.50000	2.43002	480	469	1.00000	1.00000	60
36	1	59,333,933.98	5.030990	0.38500	6 MO LIBOR	6	2.62311	11.50000	2.62311	360	352	1.00000	1.00000	60
37	1	5,521,300.36	5.120060	0.38500	6 MO LIBOR	6	2.60440	11.50000	2.60440	480	472	1.00000	1.00000	60

Assumed Mortgage Loan Number	Loan Group	CurrentBalance($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Rate Adjustment Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Payment Cap (%)	Subsequent Payment Cap (%)	Original Interest Only Term (months)
38	1	1,312,857.17	5.237090	0.38500	6 MO LIBOR	6	3.13694	11.50000	3.13694	360	350	1.00000	1.00000	60
39	1	2,375,080.70	5.556440	0.38500	6 MO LIBOR	6	3.21620	11.50000	3.21620	360	348	1.00000	1.00000	60
40	1	993,677.89	5.049440	0.38500	6 MO LIBOR	6	3.17595	11.50000	3.17595	480	471	1.00000	1.00000	60
41	1	12,317,916.30	5.106670	0.38500	6 MO LIBOR	6	2.40136	11.50000	2.40136	360	351	1.00000	1.00000	60
42	1	3,190,635.21	5.241340	0.38500	6 MO LIBOR	6	2.40988	11.50000	2.40988	480	470	1.00000	1.00000	60
43	1	112,480,375.73	5.059470	0.38500	6 MO LIBOR	6	2.62288	11.50000	2.62288	360	353	1.00000	1.00000	60
44	1	10,187,785.57	5.099600	0.38500	6 MO LIBOR	6	2.61410	11.50000	2.61410	480	472	1.00000	1.00000	60
45	1	5,508,085.42	5.018080	0.38500	6 MO LIBOR	6	3.03699	11.50000	3.03699	360	353	1.00000	1.00000	60
46	1	4,517,919.38	5.038970	0.38500	6 MO LIBOR	6	3.25281	11.50000	3.25281	360	352	1.00000	1.00000	60
47	1	2,087,667.42	5.535360	0.38500	6 MO LIBOR	6	3.17866	11.50000	3.17866	480	469	1.00000	1.00000	60
48	1	15,444,937.44	5.101340	0.38500	6 MO LIBOR	6	2.42916	11.50000	2.42916	360	352	1.00000	1.00000	60
49	1	5,174,224.37	5.018130	0.38500	6 MO LIBOR	6	2.43902	11.50000	2.43902	480	473	1.00000	1.00000	60
50	1	18,036,751.09	5.555800	0.38500	6 MO LIBOR	6	2.63421	11.50000	2.63421	360	351	1.00000	1.00000	60
51	1	989,214.07	5.430680	0.38500	6 MO LIBOR	6	2.72597	11.50000	2.72597	480	471	1.00000	1.00000	60
52	1	349,980.00	5.950000	0.38500	6 MO LIBOR	6	3.05000	11.50000	3.05000	480	468	1.00000	1.00000	60
53	1	1,635,995.58	5.950000	0.38500	6 MO LIBOR	6	3.36651	11.50000	3.36651	360	348	1.00000	1.00000	60
54	1	280,897.52	5.950000	0.38500	6 MO LIBOR	6	3.10000	11.50000	3.10000	480	468	1.00000	1.00000	60
55	1	8,889,128.96	5.521920	0.38500	6 MO LIBOR	6	2.45138	11.50000	2.45138	360	352	1.00000	1.00000	60
56	1	3,166,999.16	6.107880	0.38500	6 MO LIBOR	6	2.43158	11.50000	2.43158	480	468	1.00000	1.00000	60
57	1	209,000.00	6.875000	0.38500	6 MO LIBOR	6	2.25000	12.00000	2.25000	360	343	1.50000	1.50000	120
58	1	1,758,614.50	7.067370	0.38500	6 MO LIBOR	6	2.25000	12.00000	2.25000	360	344	1.50000	1.50000	120
59	1	2,491,858.04	7.067450	0.38500	6 MO LIBOR	6	2.25000	12.00000	2.25000	360	345	1.50000	1.50000	120
60	1	1,850,820.67	7.439920	0.38500	6 MO LIBOR	6	2.25000	12.00000	2.25000	360	346	1.50000	1.50000	120
61	1	2,146,753.29	6.215830	0.38500	6 MO LIBOR	6	2.25000	12.00000	2.25000	360	347	1.50000	1.50000	120
62	1	667,833.84	7.159800	0.38500	6 MO LIBOR	6	2.25000	12.00000	2.25000	360	346	1.50000	1.50000	120

	(To Call)
Prepay	15 CPR	25 CPR	35 CPR	40 CPR	50 CPR
A-1
WAL	5.49	3.21	2.13	1.79	1.30
Mod Durn 30360	4.15	2.66	1.86	1.59	1.19
Principal Window Begin	1	1	1	1	1
Principal Window End	284	183	126	107	80

	(To Maturity)
Prepay	15 CPR	25 CPR	35 CPR	40 CPR	50 CPR
A-1
WAL	5.52	3.24	2.15	1.81	1.32
Mod Durn 30360	4.16	2.67	1.87	1.60	1.19
Principal Window Begin	1	1	1	1	1
Principal Window End	473	473	473	473	473

	(To Call)
Prepay	15 CPR	25 CPR	35 CPR	40 CPR	50 CPR
B-1
WAL	9.64	5.96	4.45	3.93	3.09
Mod Durn 30360	6.88	4.75	3.73	3.35	2.71
Principal Window Begin	1	1	1	1	1
Principal Window End	284	183	126	107	80

	(To Maturity)
Prepay	15 CPR	25 CPR	35 CPR	40 CPR	50 CPR
B-1
WAL	9.69	6.02	4.51	3.99	3.15
Mod Durn 30360	6.89	4.77	3.76	3.38	2.74
Principal Window Begin	1	1	1	1	1
Principal Window End	473	473	473	473	473

	(To Call)
Prepay	15 CPR	25 CPR	35 CPR	40 CPR	50 CPR
B-2
WAL	9.64	5.96	4.45	3.93	3.09
Mod Durn 30360	6.83	4.72	3.72	3.34	2.70
Principal Window Begin	1	1	1	1	1
Principal Window End	284	183	126	107	80

	(To Maturity)
Prepay	15 CPR	25 CPR	35 CPR	40 CPR	50 CPR
B-2
WAL	9.69	6.02	4.51	3.99	3.15
Mod Durn 30360	6.84	4.74	3.75	3.37	2.73
Principal Window Begin	1	1	1	1	1
Principal Window End	473	473	473	473	473

	(To Call)
Prepay	15 CPR	25 CPR	35 CPR	40 CPR	50 CPR
B-3
WAL	9.64	5.96	4.45	3.93	3.09
Mod Durn 30360	6.47	4.55	3.61	3.25	2.64
Principal Window Begin	1	1	1	1	1
Principal Window End	284	183	126	107	80

	(To Maturity)
Prepay	15 CPR	25 CPR	35 CPR	40 CPR	50 CPR
B-3
WAL	9.69	6.02	4.51	3.99	3.15
Mod Durn 30360	6.48	4.57	3.64	3.28	2.67
Principal Window Begin	1	1	1	1	1
Principal Window End	473	473	473	473	473

Effective Net WAC Cap(1)(2)

The Effective Net WAC Cap for the Offered Certificates will be equal to 10.50% for the second Distribution Date and every Distribution Date thereafter until the first possible Optional Call Date.

(1)	Assumes 6 Month LIBOR increases instantaneously to 20.00% and the cashflows are run to the first possible Optional Call Date at the pricing prepayment speed.
(2)	Assumes proceeds from the related Yield Maintenance Agreement are included

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-1Certificates.
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	25%	35%	40%	50%
Initial Percentage	100	100	100	100	100
December 25, 2007	84	74	63	58	47
December 25, 2008	71	54	39	33	22
December 25, 2009	59	39	25	19	10
December 25, 2010	49	29	16	11	5
December 25, 2011	41	22	10	7	3
December 25, 2012	35	16	7	4	1
December 25, 2013	29	12	4	2	1
December 25, 2014	24	9	3	1	*
December 25, 2015	20	7	2	1	*
December 25, 2016	17	5	1	*	*
December 25, 2017	14	4	1	*	*
December 25, 2018	12	3	*	*	*
December 25, 2019	10	2	*	*	*
December 25, 2020	8	1	*	*	*
December 25, 2021	7	1	*	*	*
December 25, 2022	5	1	*	*	*
December 25, 2023	4	1	*	*	*
December 25, 2024	4	*	*	*	*
December 25, 2025	3	*	*	*	*
December 25, 2026	2	*	*	*	*
December 25, 2027	2	*	*	*	*
December 25, 2028	1	*	*	*	*
December 25, 2029	1	*	*	*	*
December 25, 2030	1	*	*	*	*
December 25, 2031	1	*	*	*	*
December 25, 2032	*	*	*	*	*
December 25, 2033	*	*	*	*	*
December 25, 2034	*	*	*	*	*
December 25, 2035	*	*	*	*	*
December 25, 2036	*	*	*	*	*
December 25, 2037	*	*	*	*	0
December 25, 2038	*	*	*	*	0
December 25, 2039	*	*	*	*	0
December 25, 2040	*	*	*	*	0
December 25, 2041	*	*	*	*	0
December 25, 2042	*	*	*	*	0
December 25, 2043	*	*	*	*	0
December 25, 2044	*	*	*	*	0
December 25, 2045	*	*	*	0	0
December 25, 2046	0	0	0	0	0

Weighted Average Life
Years to Maturity	5.52	3.24	2.15	1.81	1.32
Years to Call	5.49	3.21	2.13	1.79	1.3
(1) Rounded to the nearest whole percentage.
(*) Less than 0.5%, but greater than zero.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class B-1, Class B-2 and Class B-3Certificates.
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	25%	35%	40%	50%
Initial Percentage	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	93	86	71
December 25, 2009	100	92	75	67	50
December 25, 2010	100	69	49	40	25
December 25, 2011	89	51	31	24	13
December 25, 2012	75	38	20	14	6
December 25, 2013	63	28	13	8	3
December 25, 2014	52	21	8	5	1
December 25, 2015	44	15	5	3	1
December 25, 2016	36	11	3	2	*
December 25, 2017	30	8	2	1	*
December 25, 2018	25	6	1	1	*
December 25, 2019	21	4	1	*	*
December 25, 2020	17	3	1	*	*
December 25, 2021	14	2	*	*	*
December 25, 2022	12	2	*	*	*
December 25, 2023	9	1	*	*	*
December 25, 2024	8	1	*	*	*
December 25, 2025	6	1	*	*	*
December 25, 2026	5	*	*	*	*
December 25, 2027	4	*	*	*	*
December 25, 2028	3	*	*	*	*
December 25, 2029	2	*	*	*	*
December 25, 2030	2	*	*	*	*
December 25, 2031	1	*	*	*	*
December 25, 2032	1	*	*	*	*
December 25, 2033	1	*	*	*	*
December 25, 2034	*	*	*	*	*
December 25, 2035	*	*	*	*	*
December 25, 2036	*	*	*	*	0
December 25, 2037	*	*	*	*	0
December 25, 2038	*	*	*	*	0
December 25, 2039	*	*	*	*	0
December 25, 2040	*	*	*	*	0
December 25, 2041	*	*	*	*	0
December 25, 2042	*	*	*	*	0
December 25, 2043	*	*	*	0	0
December 25, 2044	*	*	*	0	0
December 25, 2045	*	*	0	0	0
December 25, 2046	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.69	6.02	4.51	3.99	3.15
Years to Call	9.64	5.96	4.45	3.93	3.09
(1) Rounded to the nearest whole percentage.
(*) Less than 0.5%, but greater than zero.